Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	March 27, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•        Issuer: Barclays Bank PLC

•        Issue date: March 30, 2007

•        Initial valuation date: March 27, 2007

•        Final valuation date: September 25, 2007

•        Maturity date: September 28, 2007

•        Final price: Closing price of the linked share on the final valuation date.

•        Protection price: The protection level multiplied by the initial price.

•        Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•        Initial public offering price: 100%

•        Tax allocation of coupon rate:

Deposit income*: 0.0501%

Put premium: The coupon rate minus the deposit income.

•        Business day convention: Modified following.

•        Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Apple Computer, Inc.	$95.46	PS-7	AAPL	$7,500,000	12.500%	80.00%	98.375%	$6,394,375	1.625%	$105,625	E-379	06738CD97 / US06738CD975
AmeriCredit Corp.	$23.51	PS-9	ACF	$1,000,000	11.000%	80.00%	98.375%	$983,750	1.625%	$16,250	E-380	06738CE21 / US06738CE213
TD AMERITRADE Holding Corporation	$15.53	PS-11	AMTD	$2,000,000	9.650%	80.00%	98.375%	$1,967,500	1.625%	$32,500	E-381	06738CE39 / US06738CE395
Peabody Energy Corporation	$40.69	PS-13	BTU	$6,000,000	12.500%	80.00%	98.375%	$5,410,625	1.625%	$89,375	E-383	06738CE54 / US06738CE544
CB Richard Ellis Group, Inc. - Class A	$34.73	PS-15	CBG	$3,000,000	11.375%	75.00%	98.375%	$2,459,375	1.625%	$40,625	E-384	06738CE62 / US06738CE627
Consol Energy Inc.	$38.77	PS-17	CNX	$1,500,000	12.750%	80.00%	98.375%	$1,475,625	1.625%	$24,375	E-385	06738CE70 / US06738CE700
COACH, Inc.	$50.65	PS-19	COH	$1,500,000	9.500%	80.00%	98.375%	$1,475,625	1.625%	$24,375	E-386	06738CE88 / US06738CE882
Coldwater Creek Inc.	$19.66	PS-21	CWTR	$1,500,000	13.750%	75.00%	98.375%	$1,475,625	1.625%	$24,375	E-387	06738CE96 / US06738CE965
Deere & Company	$108.63	PS-23	DE	$3,000,000	9.050%	80.00%	98.375%	$2,459,375	1.625%	$40,625	E-388	06738CF20 / US06738CF202
ENSCO International Incorporated	$56.02	PS-25	ESV	$1,000,000	10.250%	80.00%	98.375%	$983,750	1.625%	$16,250	E-389	06738CF38 / US06738CF384
Freeport-McMoRan Copper & Gold Inc. – Class B	$64.72	PS-27	FCX	$6,500,000	16.125%	80.00%	98.375%	$5,902,500	1.625%	$97,500	E-390	06738CF46 / US06738CF467
Frontier Oil Corporation	$33.35	PS-29	FTO	$2,000,000	12.000%	80.00%	98.375%	$1,967,500	1.625%	$32,500	E-391	06738CF53 / US06738CF533
Corning Incorporated	$23.08	PS-31	GLW	$5,500,000	12.000%	80.00%	98.375%	$4,918,750	1.625%	$81,250	E-392	06738CF61 / US06738CF616
Humana, Inc.	$59.45	PS-33	HUM	$3,000,000	9.750%	80.00%	98.375%	$2,951,250	1.625%	$48,750	E-393	06738CF79 / US06738CF798
JetBlue Airways Corporation	$11.71	PS-35	JBLU	$3,000,000	16.250%	75.00%	98.375%	$2,951,250	1.625%	$48,750	E-394	06738CF87 / US06738CF871
Joy Global Inc.	$43.10	PS-37	JOYG	$3,000,000	15.750%	80.00%	98.375%	$2,951,250	1.625%	$48,750	E-395	06738CF95 / US06738CF954
Massey Energy Company	$24.20	PS-39	MEE	$1,000,000	14.125%	80.00%	98.375%	$983,750	1.625%	$16,250	E-396	06738CG29 / US06738CG291
Netflix, Inc.	$23.58	PS-41	NFLX	$1,000,000	15.250%	75.00%	98.375%	$983,750	1.625%	$16,250	E-397	06738CG37 / US06738CG374
NutriSystem Inc.	$49.59	PS-43	NTRI	$3,000,000	14.000%	70.00%	98.38%	$2,951,400	1.63%	$48,600	E-398	06738CG45 / US06738CG457
Nucor Corporation	$65.70	PS-45	NUE	$3,000,000	13.250%	75.00%	98.375%	$2,951,250	1.625%	$48,750	E-399	06738CG52 / US06738CG523
Reliance Steel & Aluminum Co.	$46.05	PS-47	RS	$1,000,000	11.500%	80.00%	98.375%	$983,750	1.625%	$16,250	E-400	06738CG60 / US06738CG606
SanDisk Corporation	$44.80	PS-49	SNDK	$2,000,000	15.375%	80.00%	98.375%	$1,967,500	1.625%	$32,500	E-401	06738CG78 / US06738CG788
SunPower Corporation – Class A	$45.12	PS-51	SPWR	$3,500,000	16.250%	70.00%	98.375%	$3,443,125	1.625%	$56,875	E-402	06738CG86 / US06738CG861
Steel Dynamics, Inc.	$41.54	PS-53	STLD	$1,000,000	12.000%	75.00%	98.375%	$983,750	1.625%	$16,250	E-403	06738CG94 / US06738CG945
ValueClick, Inc.	$26.44	PS-55	VCLK	$1,000,000	12.250%	75.00%	98.375%	$983,750	1.625%	$16,250	E-404	06738CH28 / US06738CH281
Whole Foods Market, Inc.	$44.94	PS-57	WFMI	$4,500,000	11.500%	80.00%	98.375%	$3,935,000	1.625%	$65,000	E-405	06738CH36 / US06738CH364
Weatherford International Ltd.	$46.23	PS-59	WFT	$1,000,000	9.600%	80.00%	98.375%	$983,750	1.625%	$16,250	E-406	06738CH44 / US06738CH448

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH

NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Apple Computer, Inc. (sorry, this was a mistake in the FWP)

According to publicly available information, Apple Computer, Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$11.88	$7.22	$11.04
June 29, 2001	$13.56	$9.38	$11.63
September 28, 2001	$12.61	$7.34	$7.76
December 31, 2001	$12.02	$7.42	$10.95
March 29, 2002	$12.99	$10.13	$11.84
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 27, 2007*	$97.80	$81.90	$95.46

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $95.46

Protection level: 80.00%

Protection price: $76.37

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.475592

Coupon: 12.50% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.00%
+ 90%	6.25%		90.00%
+ 80%	6.25%		80.00%
+ 70%	6.25%		70.00%
+ 60%	6.25%		60.00%
+ 50%	6.25%		50.00%
+ 40%	6.25%		40.00%
+ 30%	6.25%		30.00%
+ 20%	6.25%		20.00%
+ 10%	6.25%		10.00%
+ 5%	6.25%		5.00%

0%	6.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-5.00%
- 10%	6.25%	-3.75%	-10.00%
- 20%	6.25%	-13.75%	-20.00%
- 30%	N/A	-23.75%	-30.00%
- 40%	N/A	-33.75%	-40.00%
- 50%	N/A	-43.75%	-50.00%
- 60%	N/A	-53.75%	-60.00%
- 70%	N/A	-63.75%	-70.00%
- 80%	N/A	-73.75%	-80.00%
- 90%	N/A	-83.75%	-90.00%
- 100%	N/A	-93.75%	-100.00%

AmeriCredit Corp.

According to publicly available information, AmeriCredit Corp. (the “Company”) is an independent auto finance company that has been operating in the automobile finance business since September 1992. The Company purchases auto finance contracts without recourse from franchised and select independent automobile dealerships and, to a lesser extent, makes loans directly to customers buying new and used vehicles. “Loans” include auto finance contracts originated by dealers and purchased by the Company as well as direct extensions of credit made by it to consumer borrowers. The Company targets consumers who are typically unable to obtain financing from traditional sources. Funding for the Company’s auto lending activities is obtained primarily through the transfer of loans in securitization transactions. The Company services its loan portfolio at regional centers using automated loan servicing and collection systems. The Company was incorporated in Texas on May 18, 1988, and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas on August 1, 1986.

The linked share’s SEC file number is 1-10667.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$37.90	$26.00	$32.43
June 29, 2001	$55.00	$30.22	$51.95
September 28, 2001	$64.90	$26.75	$31.62
December 31, 2001	$36.90	$14.00	$31.55
March 29, 2002	$40.30	$18.61	$37.99
June 28, 2002	$46.93	$24.70	$28.05
September 30, 2002	$28.27	$6.05	$8.07
December 31, 2002	$9.19	$5.92	$7.74
March 31, 2003	$9.65	$1.55	$3.30
June 30, 2003	$11.35	$3.34	$8.55
September 30, 2003	$12.20	$5.88	$10.30
December 31, 2003	$15.98	$10.02	$15.93
March 31, 2004	$19.80	$15.85	$17.03
June 30, 2004	$20.44	$15.68	$19.53
September 30, 2004	$21.88	$17.16	$20.88
December 31, 2004	$24.98	$17.65	$24.45
March 31, 2005	$25.49	$22.45	$23.44
June 30, 2005	$26.00	$22.23	$25.50
September 30, 2005	$27.57	$23.40	$23.87
December 30, 2005	$26.40	$21.31	$25.63
March 31, 2006	$31.54	$25.43	$30.73
June 30, 2006	$31.70	$26.41	$27.92
September 29, 2006	$28.25	$21.68	$24.99
December 29, 2006	$26.51	$22.59	$25.17
March 27, 2007*	$27.76	$20.50	$23.51

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACF

Initial price: $23.51

Protection level: 80.00%

Protection price: $18.81

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.535091

Coupon: 11.00% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.5%	-5.00%
- 10%	5.50%	-4.5%	-10.00%
- 20%	5.50%	-14.5%	-20.00%
- 30%	N/A	-24.5%	-30.00%
- 40%	N/A	-34.5%	-40.00%
- 50%	N/A	-44.5%	-50.00%
- 60%	N/A	-54.5%	-60.00%
- 70%	N/A	-64.5%	-70.00%
- 80%	N/A	-74.5%	-80.00%
- 90%	N/A	-84.5%	-90.00%
- 100%	N/A	-94.5%	-100.00%

TD AMERITRADE Holding Corporation

According to publicly available information, TD AMERITRADE Holding Corporation (the “Company”) is a provider of securities brokerage services, with retail brokerage representing the vast majority of its business. The Company was established in 1971 as a local investment banking firm. The Company began operations as a retail discount securities brokerage firm in 1975. The Company is a provider of securities brokerage services and technology-based financial services to retail investors and business partners, predominantly through the Internet, a national branch network and relationships with one of the largest networks of independent registered investment advisors. The Company’s services appeal to a broad market of independent, value conscious retail investors, traders, financial planners and institutions. The Company uses its low-cost platform to offer brokerage services to retail investors and institutions under a low-cost commission structure that is generally simpler than that of most of its major competitors.

The linked share’s SEC file number is 0-49992.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$12.50	$5.06	$5.28
June 29, 2001	$10.02	$3.75	$7.96
September 28, 2001	$7.54	$3.33	$4.01
December 31, 2001	$7.27	$3.80	$5.92
March 29, 2002	$6.93	$5.06	$6.49
June 28, 2002	$6.87	$3.82	$4.58
September 30, 2002	$4.58	$2.95	$3.73
December 31, 2002	$5.73	$3.30	$5.66
March 31, 2003	$6.40	$3.83	$4.96
June 30, 2003	$8.92	$4.88	$7.41
September 30, 2003	$13.24	$7.15	$11.25
December 31, 2003	$14.67	$11.16	$14.07
March 31, 2004	$17.67	$13.40	$15.40
June 30, 2004	$16.38	$10.25	$11.35
September 30, 2004	$12.73	$9.35	$12.01
December 31, 2004	$14.61	$11.24	$14.22
March 31, 2005	$14.37	$10.02	$10.21
June 30, 2005	$19.00	$9.91	$18.59
September 30, 2005	$22.24	$18.15	$21.48
December 30, 2005	$25.00	$18.93	$24.00
March 31, 2006	$26.37	$18.86	$20.87
June 30, 2006	$22.19	$13.52	$14.81
September 29, 2006	$19.18	$13.30	$18.85
December 29, 2006	$19.69	$15.51	$16.18
March 27, 2007*	$18.67	$14.86	$15.53

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMTD

Initial price: $15.53

Protection level: 80.00%

Protection price: $12.42

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.391500

Coupon: 9.65% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.825%		100.00%
+ 90%	4.825%		90.00%
+ 80%	4.825%		80.00%
+ 70%	4.825%		70.00%
+ 60%	4.825%		60.00%
+ 50%	4.825%		50.00%
+ 40%	4.825%		40.00%
+ 30%	4.825%		30.00%
+ 20%	4.825%		20.00%
+ 10%	4.825%		10.00%
+ 5%	4.825%		5.00%

0%	4.825%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.825%	-0.175%	-5.00%
- 10%	4.825%	-5.175%	-10.00%
- 20%	4.825%	-15.175%	-20.00%
- 30%	N/A	-25.175%	-30.00%
- 40%	N/A	-35.175%	-40.00%
- 50%	N/A	-45.175%	-50.00%
- 60%	N/A	-55.175%	-60.00%
- 70%	N/A	-65.175%	-70.00%
- 80%	N/A	-75.175%	-80.00%
- 90%	N/A	-85.175%	-90.00%
- 100%	N/A	-95.175%	-100.00%

(the No column plus the leftmost column equals the Yes Column, so the decimals points must remain constant)

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2006, it had 10.2 billion tons of proven and probable coal reserves. In addition to its mining operations, the Company markets, brokers and trades coal. The Company’s total tons traded were 79.1 million for the year ended December 31, 2006. In response to growing international markets, the Company established an international trading group in 2006 and added another operations office in Europe in early 2007. The Company also has a business development, sales and marketing office in Beijing, China to pursue potential long-term growth opportunities in that market. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and BTU Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	$9.50	$6.50	$8.19
September 28, 2001	$8.00	$5.55	$6.03
December 31, 2001	$8.00	$5.78	$7.05
March 29, 2002	$7.51	$5.81	$7.24
June 28, 2002	$7.69	$6.54	$7.08
September 30, 2002	$7.07	$4.38	$6.38
December 31, 2002	$7.32	$5.66	$7.31
March 31, 2003	$7.40	$6.13	$6.97
June 30, 2003	$8.78	$6.68	$8.40
September 30, 2003	$8.41	$7.15	$7.84
December 31, 2003	$10.75	$7.84	$10.43
March 31, 2004	$12.65	$9.11	$11.63
June 30, 2004	$14.00	$10.44	$14.00
September 30, 2004	$15.11	$12.69	$14.88
December 31, 2004	$21.70	$13.51	$20.23
March 31, 2005	$25.45	$18.37	$23.18
June 30, 2005	$28.23	$19.68	$26.02
September 30, 2005	$43.01	$26.01	$42.18
December 30, 2005	$43.47	$35.35	$41.21
March 31, 2006	$52.50	$41.24	$50.41
June 30, 2006	$76.29	$46.82	$55.75
September 29, 2006	$59.81	$32.95	$36.78
December 29, 2006	$48.59	$34.05	$40.41
March 27, 2007*	$44.60	$36.20	$40.69

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $40.69

Protection level: 80.00%

Protection price: $32.55

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.576063

Coupon: 12.50% per annum

Maturity: September 28, 2007

Dividend yield: 0.59% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.30%
+ 90%	6.25%		90.30%
+ 80%	6.25%		80.30%
+ 70%	6.25%		70.30%
+ 60%	6.25%		60.30%
+ 50%	6.25%		50.30%
+ 40%	6.25%		40.30%
+ 30%	6.25%		30.30%
+ 20%	6.25%		20.30%
+ 10%	6.25%		10.30%
+ 5%	6.25%		5.30%

0%	6.25%		0.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.70%
- 10%	6.25%	-3.75%	-9.70%
- 20%	6.25%	-13.75%	-19.70%
- 30%	N/A	-23.75%	-29.70%
- 40%	N/A	-33.75%	-39.70%
- 50%	N/A	-43.75%	-49.70%
- 60%	N/A	-53.75%	-59.70%
- 70%	N/A	-63.75%	-69.70%
- 80%	N/A	-73.75%	-79.70%
- 90%	N/A	-83.75%	-89.70%
- 100%	N/A	-93.75%	-99.70%

CB Richard Ellis Group, Inc. – Class A

According to publicly available information, CB Richard Ellis Group, Inc. (the “Company”) is the world’s largest commercial real estate services firm, based on 2006 revenue, with leading full-service operations in major metropolitan areas throughout the world. The Company offers a full range of services to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other commercial real estate assets. As of December 31, 2006, excluding affiliate and partner offices, the Company operated in more than 300 offices worldwide with approximately 24,000 employees providing commercial real estate services under the “CB Richard Ellis” brand name and providing development services under the “Trammell Crow” brand name. The Company’s business is focused on several service competencies, including tenant representation, property/agency leasing, property sales, development services, commercial mortgage origination and servicing, capital markets (equity and debt) solutions, commercial property and corporate facilities management, valuation, proprietary research and real estate investment management. In 2006, it became the first commercial real estate services company included in the S&P 500 and were the only such company included in the Fortune 1000 list of the largest publicly-held U.S. companies.

The linked share’s SEC file number is 001-32205.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	$6.40	$6.07	$6.37
September 30, 2004	$7.88	$6.16	$7.70
December 31, 2004	$11.36	$7.65	$11.18
March 31, 2005	$12.95	$10.40	$11.66
June 30, 2005	$14.73	$10.58	$14.62
September 30, 2005	$16.67	$13.82	$16.40
December 30, 2005	$19.92	$15.02	$19.62
March 31, 2006	$27.80	$19.46	$26.90
June 30, 2006	$29.80	$21.99	$24.90
September 29, 2006	$25.96	$20.13	$24.60
December 29, 2006	$34.26	$23.37	$33.20
March 27, 2007*	$39.15	$31.23	$34.73

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBG

Initial price: $34.73

Protection level: 75.00%

Protection price: $26.05

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.793550

Coupon: 11.375% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.48

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.688%		100.00%
+ 90%	5.688%		90.00%
+ 80%	5.688%		80.00%
+ 70%	5.688%		70.00%
+ 60%	5.688%		60.00%
+ 50%	5.688%		50.00%
+ 40%	5.688%		40.00%
+ 30%	5.688%		30.00%
+ 20%	5.688%		20.00%
+ 10%	5.688%		10.00%
+ 5%	5.688%		5.00%

0%	5.688%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.688%	0.688%	-5.00%
- 10%	5.688%	-4.312%	-10.00%
- 20%	5.688%	-14.312%	-20.00%
- 30%	N/A	-24.312%	-30.00%
- 40%	N/A	-34.312%	-40.00%
- 50%	N/A	-44.312%	-50.00%
- 60%	N/A	-54.312%	-60.00%
- 70%	N/A	-64.312%	-70.00%
- 80%	N/A	-74.312%	-80.00%
- 90%	N/A	-84.312%	-90.00%
- 100%	N/A	-94.312%	-100.00%

Consol Energy Inc.

According to publicly available sources, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2006, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including a fully consolidated, 49% owned, variable interest entity. The Company is the majority shareholder (81.5%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$18.75	$12.47	$17.25
June 29, 2001	$21.24	$12.50	$12.65
September 28, 2001	$14.25	$9.15	$10.72
December 31, 2001	$14.23	$10.71	$12.42
March 29, 2002	$13.75	$10.60	$13.13
June 28, 2002	$14.16	$10.63	$10.63
September 30, 2002	$10.77	$4.91	$6.33
December 31, 2002	$8.95	$5.33	$8.64
March 31, 2003	$9.01	$7.28	$8.27
June 30, 2003	$12.31	$7.83	$11.37
September 30, 2003	$11.48	$9.09	$9.29
December 31, 2003	$13.40	$9.34	$12.95
March 31, 2004	$14.25	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 27, 2007*	$39.54	$29.15	$38.77

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $38.77

Protection level: 80.00%

Protection price: $31.02

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.793139

Coupon: 12.75% per annum

Maturity: September 28, 2007

Dividend yield: 0.72% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		100.36%
+ 90%	6.375%		90.36%
+ 80%	6.375%		80.36%
+ 70%	6.375%		70.36%
+ 60%	6.375%		60.36%
+ 50%	6.375%		50.36%
+ 40%	6.375%		40.36%
+ 30%	6.375%		30.36%
+ 20%	6.375%		20.36%
+ 10%	6.375%		10.36%
+ 5%	6.375%		5.36%

0%	6.375%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-4.64%
- 10%	6.375%	-3.625%	-9.64%
- 20%	6.375%	-13.625%	-19.64%
- 30%	N/A	-23.625%	-29.64%
- 40%	N/A	-33.625%	-39.64%
- 50%	N/A	-43.625%	-49.64%
- 60%	N/A	-53.625%	-59.64%
- 70%	N/A	-63.625%	-69.64%
- 80%	N/A	-73.625%	-79.64%
- 90%	N/A	-83.625%	-89.64%
- 100%	N/A	-93.625%	-99.64%

COACH, Inc.

According to publicly available information, COACH, Inc. (the “Company”) was founded in 1941 and acquired by Sara Lee Corporation (“Sara Lee”) in 1985. In June 2000, the Company was incorporated in the state of Maryland. In October 2000, the Company was listed on the New York Stock Exchange and sold approximately 68 million shares of common stock. In April 2001, Sara Lee completed a distribution of its remaining ownership in the Company via an exchange offer. The Company has grown from a family-run workshop in a Manhattan loft to a leading American designer and marketer of premium handbags and accessories.

The linked share’s SEC file number is 1-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$4.80	$2.75	$3.61
June 29, 2001	$4.96	$2.89	$4.76
September 28, 2001	$5.34	$2.50	$3.31
December 31, 2001	$4.92	$2.79	$4.87
March 29, 2002	$6.67	$4.68	$6.34
June 28, 2002	$7.53	$5.88	$6.86
September 30, 2002	$7.40	$4.33	$6.40
December 31, 2002	$8.91	$5.63	$8.23
March 31, 2003	$10.00	$7.26	$9.58
June 30, 2003	$13.38	$9.23	$12.44
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.27	$13.65	$18.88
March 31, 2004	$22.16	$16.88	$20.50
June 30, 2004	$23.05	$19.50	$22.60
September 30, 2004	$23.73	$18.00	$21.21
December 31, 2004	$28.85	$19.58	$28.20
March 31, 2005	$29.98	$25.88	$28.32
June 30, 2005	$34.24	$24.60	$33.57
September 30, 2005	$36.35	$30.11	$31.36
December 30, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
June 30, 2006	$35.66	$27.62	$29.90
September 29, 2006	$34.99	$25.18	$34.40
December 29, 2006	$44.98	$34.15	$42.96
March 27, 2007*	$51.56	$42.50	$50.65

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COH

Initial price: $50.65

Protection level: 80.00%

Protection price: $40.52

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.743337

Coupon: 9.50% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

Coldwater Creek Inc.

According to publicly available information, Coldwater Creek Inc. (the “Company”) is a specialty retailer of women’s apparel, accessories, jewelry and gift items. Founded in 1984 as a catalog company, today the Company is a multi-channel retailer generating $788.2 million in net sales in fiscal 2005. The Company’s proprietary merchandise assortment reflects a sophisticated yet relaxed and casual lifestyle. The Company reaches customers through an expanding base of retail stores, as well as catalog and e-commerce channels. Its merchandise assortment, retail stores, catalogs and e-commerce website are designed to appeal to women who are 35 years and older with average household income in excess of $75,000.

The linked share’s SEC file number is 0-21915.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$5.25	$2.07	$2.97
June 29, 2001	$3.54	$2.26	$3.42
September 28, 2001	$3.84	$2.04	$2.41
December 31, 2001	$3.58	$2.24	$2.79
March 29, 2002	$2.74	$1.73	$2.34
June 28, 2002	$3.26	$2.28	$3.21
September 30, 2002	$3.37	$1.67	$1.74
December 31, 2002	$2.76	$1.57	$2.53
March 31, 2003	$2.65	$1.69	$1.87
June 30, 2003	$2.85	$1.72	$2.44
September 30, 2003	$3.95	$2.42	$2.91
December 31, 2003	$4.44	$2.92	$3.26
March 31, 2004	$6.37	$3.26	$6.32
June 30, 2004	$8.71	$5.56	$7.84
September 30, 2004	$10.40	$7.02	$9.28
December 31, 2004	$14.09	$8.53	$13.72
March 31, 2005	$14.73	$11.57	$12.32
June 30, 2005	$17.33	$10.76	$16.61
September 30, 2005	$20.98	$15.29	$16.81
December 30, 2005	$22.97	$15.41	$20.35
March 31, 2006	$28.78	$18.75	$27.80
June 30, 2006	$31.26	$23.08	$26.76
September 29, 2006	$29.69	$18.69	$28.76
December 29, 2006	$31.25	$23.42	$24.52
March 27, 2007*	$25.39	$16.77	$19.66

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CWTR

Initial price: $19.66

Protection level: 75.00%

Protection price: $14.75

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.864700

Coupon: 13.75% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.875%		100.00%
+ 90%	6.875%		90.00%
+ 80%	6.875%		80.00%
+ 70%	6.875%		70.00%
+ 60%	6.875%		60.00%
+ 50%	6.875%		50.00%
+ 40%	6.875%		40.00%
+ 30%	6.875%		30.00%
+ 20%	6.875%		20.00%
+ 10%	6.875%		10.00%
+ 5%	6.875%		5.00%

0%	6.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.875%	1.875%	-5.00%
- 10%	6.875%	-3.125%	-10.00%
- 20%	6.875%	-13.125%	-20.00%
- 30%	N/A	-23.125%	-30.00%
- 40%	N/A	-33.125%	-40.00%
- 50%	N/A	-43.125%	-50.00%
- 60%	N/A	-53.125%	-60.00%
- 70%	N/A	-63.125%	-70.00%
- 80%	N/A	-73.125%	-80.00%
- 90%	N/A	-83.125%	-90.00%
- 100%	N/A	-93.125%	-100.00%

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape products and irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$46.13	$35.85	$36.34
June 29, 2001	$41.75	$34.45	$37.85
September 28, 2001	$45.00	$33.55	$37.61
December 31, 2001	$44.30	$36.60	$43.66
March 29, 2002	$49.97	$41.10	$45.55
June 28, 2002	$48.40	$41.63	$47.90
September 30, 2002	$49.18	$37.50	$45.45
December 31, 2002	$51.60	$41.71	$45.85
March 31, 2003	$47.60	$37.56	$39.26
June 30, 2003	$48.70	$38.82	$45.70
September 30, 2003	$58.55	$44.23	$53.31
December 31, 2003	$67.41	$54.11	$65.05
March 31, 2004	$69.95	$60.00	$69.31
June 30, 2004	$74.93	$62.00	$70.14
September 30, 2004	$69.99	$57.22	$64.55
December 31, 2004	$74.73	$56.76	$74.40
March 31, 2005	$74.25	$65.20	$67.13
June 30, 2005	$69.40	$58.70	$65.49
September 30, 2005	$73.98	$59.85	$61.20
December 30, 2005	$71.00	$57.00	$68.11
March 31, 2006	$80.00	$67.62	$79.05
June 30, 2006	$91.98	$76.42	$83.49
September 29, 2006	$84.97	$66.95	$83.91
December 29, 2006	$101.18	$83.01	$95.07
March 27, 2007*	$116.47	$90.23	$108.63

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $108.63

Protection level: 80.00%

Protection price: $86.90

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.205560

Coupon: 9.05% per annum

Maturity: September 28, 2007

Dividend yield: 1.48% per annum

Coupon amount per monthly: $7.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.525%		100.74%
+ 90%	4.525%		90.74%
+ 80%	4.525%		80.74%
+ 70%	4.525%		70.74%
+ 60%	4.525%		60.74%
+ 50%	4.525%		50.74%
+ 40%	4.525%		40.74%
+ 30%	4.525%		30.74%
+ 20%	4.525%		20.74%
+ 10%	4.525%		10.74%
+ 5%	4.525%		5.74%

0%	4.525%		0.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.525%	-0.475%	-4.26%
- 10%	4.525%	-5.475%	-9.26%
- 20%	4.525%	-15.475%	-19.26%
- 30%	N/A	-25.475%	-29.26%
- 40%	N/A	-35.475%	-39.26%
- 50%	N/A	-45.475%	-49.26%
- 60%	N/A	-55.475%	-59.26%
- 70%	N/A	-65.475%	-69.26%
- 80%	N/A	-75.475%	-79.26%
- 90%	N/A	-85.475%	-89.26%
- 100%	N/A	-95.475%	-99.26%

ENSCO International Incorporated

According to publicly available information, ENSCO International Incorporated (the “Company”) is an international offshore contract drilling company. As of February 15, 2007, its offshore rig fleet included 43 jackup rigs, one ultra-deepwater semisubmersible rig and one barge rig. Additionally, the Company has three ultra-deepwater semisubmersible rigs and one ultra-high specification jackup rig under construction. The Company’s offshore contract drilling operations are integral to the exploration, development and production of oil and natural gas and it is one of the providers of offshore contract drilling services to the international oil and gas industry. The Company’s operations are concentrated in the geographic regions of Asia Pacific (which includes Asia, the Middle East, Australia, and New Zealand), Europe/Africa, and North and South America.

The linked share’s SEC file number is 1-8097.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$44.49	$30.19	$35.00
June 29, 2001	$40.44	$22.88	$23.40
September 28, 2001	$23.68	$12.81	$14.62
December 31, 2001	$26.23	$13.91	$24.85
March 29, 2002	$30.70	$20.87	$30.14
June 28, 2002	$35.50	$26.70	$27.26
September 30, 2002	$28.98	$21.19	$25.04
December 31, 2002	$31.62	$24.15	$29.45
March 31, 2003	$30.75	$24.24	$25.51
June 30, 2003	$31.10	$24.32	$26.90
September 30, 2003	$28.43	$23.58	$26.82
December 31, 2003	$29.00	$24.49	$27.17
March 31, 2004	$30.79	$26.35	$28.17
June 30, 2004	$29.16	$24.95	$29.10
September 30, 2004	$33.15	$26.95	$32.67
December 31, 2004	$34.15	$28.25	$31.74
March 31, 2005	$41.39	$30.34	$37.66
June 30, 2005	$39.49	$29.26	$35.75
September 30, 2005	$47.85	$35.23	$46.59
December 30, 2005	$50.34	$39.42	$44.35
March 31, 2006	$56.40	$42.82	$51.45
June 30, 2006	$58.73	$39.80	$46.02
September 29, 2006	$47.70	$37.36	$43.83
December 29, 2006	$55.75	$39.12	$50.06
March 27, 2007*	$56.59	$45.76	$56.02

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ESV

Initial price: $56.02

Protection level: 80.00%

Protection price: $44.82

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.850768

Coupon: 10.25% per annum

Maturity: September 28, 2007

Dividend yield: 0.18% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.09%
+ 90%	5.125%		90.09%
+ 80%	5.125%		80.09%
+ 70%	5.125%		70.09%
+ 60%	5.125%		60.09%
+ 50%	5.125%		50.09%
+ 40%	5.125%		40.09%
+ 30%	5.125%		30.09%
+ 20%	5.125%		20.09%
+ 10%	5.125%		10.09%
+ 5%	5.125%		5.09%

0%	5.125%		0.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.91%
- 10%	5.125%	-4.875%	-9.91%
- 20%	5.125%	-14.875%	-19.91%
- 30%	N/A	-24.875%	-29.91%
- 40%	N/A	-34.875%	-39.91%
- 50%	N/A	-44.875%	-49.91%
- 60%	N/A	-54.875%	-59.91%
- 70%	N/A	-64.875%	-69.91%
- 80%	N/A	-74.875%	-79.91%
- 90%	N/A	-84.875%	-89.91%
- 100%	N/A	-94.875%	-99.91%

Freeport-McMoRan Copper & Gold Inc. - Class B

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On November 19, 2006, the Company and Phelps Dodge Corporation announced that they had signed a definitive merger agreement whereby the Company will acquire Phelps Dodge for approximately $25.9 billion in cash and stock, based on the Company’s closing stock price on November 17, 2006, creating one of the largest publicly traded copper companies. Completion of the transaction is subject to a number of conditions, including receipt of the Company and Phelps Dodge stockholder approval.

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$14.68	$8.31	$13.05
June 29, 2001	$17.15	$11.05	$11.05
September 28, 2001	$12.98	$10.23	$10.99
December 31, 2001	$14.23	$9.40	$13.39
March 29, 2002	$17.80	$13.06	$17.62
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 27, 2007*	$65.10	$48.98	$64.72

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $64.72

Protection level: 80.00%

Protection price: $51.78

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.451174

Coupon: 16.125% per annum

Maturity: September 28, 2007

Dividend yield: 6.57% per annum

Coupon amount per monthly: $13.44

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.063%		103.29%
+ 90%	8.063%		93.29%
+ 80%	8.063%		83.29%
+ 70%	8.063%		73.29%
+ 60%	8.063%		63.29%
+ 50%	8.063%		53.29%
+ 40%	8.063%		43.29%
+ 30%	8.063%		33.29%
+ 20%	8.063%		23.29%
+ 10%	8.063%		13.29%
+ 5%	8.063%		8.29%

0%	8.063%		3.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.063%	3.063%	-1.71%
- 10%	8.063%	-1.937%	-6.71%
- 20%	8.063%	-11.937%	-16.71%
- 30%	N/A	-21.937%	-26.71%
- 40%	N/A	-31.937%	-36.71%
- 50%	N/A	-41.937%	-46.71%
- 60%	N/A	-51.937%	-56.71%
- 70%	N/A	-61.937%	-66.71%
- 80%	N/A	-71.937%	-76.71%
- 90%	N/A	-81.937%	-86.71%
- 100%	N/A	-91.937%	-96.71%

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 162,000 barrels per day. The Company also owns a 34.72% interest in a crude oil pipeline in Wyoming and a 50% interest in two crude oil tanks in Guernsey, Wyoming.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$2.24	$1.59	$1.93
June 29, 2001	$4.19	$1.89	$3.31
September 28, 2001	$4.50	$2.70	$4.29
December 31, 2001	$5.06	$3.66	$4.16
March 29, 2002	$5.48	$3.99	$5.37
June 28, 2002	$5.69	$3.67	$4.40
September 30, 2002	$4.38	$2.87	$3.10
December 31, 2002	$4.40	$2.67	$4.31
March 31, 2003	$4.56	$3.50	$4.28
June 30, 2003	$4.54	$3.77	$3.80
September 30, 2003	$4.04	$3.48	$3.68
December 31, 2003	$4.45	$3.70	$4.31
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 27, 2007*	$33.59	$25.47	$33.35

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $33.35

Protection level: 80.00%

Protection price: $26.68

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.985007

Coupon: 12.00% per annum

Maturity: September 28, 2007

Dividend yield: 0.33% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.17%
+ 90%	6.00%		90.17%
+ 80%	6.00%		80.17%
+ 70%	6.00%		70.17%
+ 60%	6.00%		60.17%
+ 50%	6.00%		50.17%
+ 40%	6.00%		40.17%
+ 30%	6.00%		30.17%
+ 20%	6.00%		20.17%
+ 10%	6.00%		10.17%
+ 5%	6.00%		5.17%

0%	6.00%		0.17%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.83%
- 10%	6.00%	-4.00%	-9.83%
- 20%	6.00%	-14.00%	-19.83%
- 30%	N/A	-24.00%	-29.83%
- 40%	N/A	-34.00%	-39.83%
- 50%	N/A	-44.00%	-49.83%
- 60%	N/A	-54.00%	-59.83%
- 70%	N/A	-64.00%	-69.83%
- 80%	N/A	-74.00%	-79.83%
- 90%	N/A	-84.00%	-89.83%
- 100%	N/A	-94.00%	-99.83%

Corning Incorporated

Accordingly to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$72.19	$19.66	$20.69
June 29, 2001	$27.45	$12.60	$16.71
September 28, 2001	$17.08	$8.24	$8.82
December 31, 2001	$10.90	$6.92	$8.92
March 29, 2002	$11.15	$6.14	$7.62
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 27, 2007*	$23.21	$18.16	$23.08

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $23.08

Protection level: 80.00%

Protection price: $18.46

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.327556

Coupon: 12.00% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.000%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Humana Inc.

According to publicly available information, Humana, Inc. (the “Company”) is a publicly traded health benefits company with 2006 revenues of $21.4 billion. The Company offers coordinated health insurance coverage and related services through a variety of traditional and consumer choice plans for government-sponsored programs, employer groups and individuals. The Company’s business is managed in two segments: Government and Commercial. The Government segment consists of members enrolled in government-sponsored programs, and includes three lines of business: Medicare Advantage, TRICARE and Medicaid. The Commercial segment consists of members enrolled in products marketed to employer groups and individuals, and includes two lines of business: medical (fully and self insured) and specialty. The Company was organized as a Delaware corporation in 1964 and is headquartered in Louisville, Kentucky.

The linked share’s SEC file number is 1-5975.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$15.63	$9.75	$10.48
June 29, 2001	$10.90	$8.38	$9.85
September 28, 2001	$12.41	$9.18	$12.06
December 31, 2001	$13.20	$9.95	$11.79
March 29, 2002	$13.74	$11.27	$13.53
June 28, 2002	$17.30	$13.05	$15.63
September 30, 2002	$15.68	$11.20	$12.40
December 31, 2002	$14.60	$9.78	$10.00
March 31, 2003	$10.86	$8.68	$9.60
June 30, 2003	$16.04	$9.05	$15.10
September 30, 2003	$18.53	$15.05	$18.05
December 31, 2003	$23.38	$18.01	$22.85
March 31, 2004	$24.02	$18.72	$19.02
June 30, 2004	$19.65	$15.21	$16.90
September 30, 2004	$20.10	$15.51	$19.98
December 31, 2004	$31.00	$17.08	$29.69
March 31, 2005	$35.60	$28.92	$31.94
June 30, 2005	$40.00	$30.64	$39.74
September 30, 2005	$50.90	$37.20	$47.88
December 30, 2005	$55.69	$41.60	$54.33
March 31, 2006	$58.26	$48.55	$52.65
June 30, 2006	$53.99	$41.08	$53.70
September 29, 2006	$68.24	$50.92	$66.09
December 29, 2006	$68.22	$51.17	$55.31
March 27, 2007*	$63.52	$51.40	$59.45

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HUM

Initial price: $59.45

Protection level: 80.00%

Protection price: $47.56

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.820858

Coupon: 9.75% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		100.00%
+ 90%	4.875%		90.00%
+ 80%	4.875%		80.00%
+ 70%	4.875%		70.00%
+ 60%	4.875%		60.00%
+ 50%	4.875%		50.00%
+ 40%	4.875%		40.00%
+ 30%	4.875%		30.00%
+ 20%	4.875%		20.00%
+ 10%	4.875%		10.00%
+ 5%	4.875%		5.00%

0%	4.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-5.00%
- 10%	4.875%	-5.125%	-10.00%
- 20%	4.875%	-15.125%	-20.00%
- 30%	N/A	-25.125%	-30.00%
- 40%	N/A	-35.125%	-40.00%
- 50%	N/A	-45.125%	-50.00%
- 60%	N/A	-55.125%	-60.00%
- 70%	N/A	-65.125%	-70.00%
- 80%	N/A	-75.125%	-80.00%
- 90%	N/A	-85.125%	-90.00%
- 100%	N/A	-95.125%	-100.00%

JetBlue Airways Corporation

According to publicly available information, JetBlue Airways Corporation (the “Company”) is a low-cost passenger airline that provides high-quality customer service at low fares primarily on point-to-point routes. As of February 14, 2007, the Company operated a total of 502 daily flights. The Company currently serves 50 destinations in 21 states, Puerto Rico, Mexico and the Caribbean. For the year ended December 31, 2006, the Company was the 8th largest passenger carrier in the United States based on revenue passenger miles.

The linked share’s SEC file number is 000-49728.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	$16.34	$8.00	$13.50
September 30, 2002	$14.39	$10.67	$11.95
December 31, 2002	$12.59	$8.81	$12.00
March 31, 2003	$13.32	$10.29	$12.32
June 30, 2003	$19.03	$12.11	$18.66
September 30, 2003	$27.82	$18.36	$27.06
December 31, 2003	$31.43	$16.96	$17.68
March 31, 2004	$19.58	$13.53	$16.83
June 30, 2004	$20.67	$16.01	$19.59
September 30, 2004	$19.58	$13.40	$13.95
December 31, 2004	$17.55	$13.25	$15.48
March 31, 2005	$15.64	$11.37	$12.69
June 30, 2005	$15.63	$12.04	$13.63
September 30, 2005	$15.23	$11.39	$11.73
December 30, 2005	$16.85	$11.34	$15.38
March 31, 2006	$14.91	$9.65	$10.72
June 30, 2006	$12.92	$8.93	$12.14
September 29, 2006	$12.65	$9.23	$9.24
December 29, 2006	$15.60	$9.15	$14.20
March 27, 2007*	$17.02	$11.56	$11.71

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JBLU

Initial price: $11.71

Protection level: 75.00%

Protection price: $8.78

Physical delivery amount: 85 ($1,000/Initial price)

Fractional shares: 0.397096

Coupon: 16.25% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.125%		100.00%
+ 90%	8.125%		90.00%
+ 80%	8.125%		80.00%
+ 70%	8.125%		70.00%
+ 60%	8.125%		60.00%
+ 50%	8.125%		50.00%
+ 40%	8.125%		40.00%
+ 30%	8.125%		30.00%
+ 20%	8.125%		20.00%
+ 10%	8.125%		10.00%
+ 5%	8.125%		5.00%

0%	8.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.125%	3.125%	-5.00%
- 10%	8.125%	-1.875%	-10.00%
- 20%	8.125%	-11.875%	-20.00%
- 30%	N/A	-21.875%	-30.00%
- 40%	N/A	-31.875%	-40.00%
- 50%	N/A	-41.875%	-50.00%
- 60%	N/A	-51.875%	-60.00%
- 70%	N/A	-61.875%	-70.00%
- 80%	N/A	-71.875%	-80.00%
- 90%	N/A	-81.875%	-90.00%
- 100%	N/A	-91.875%	-100.00%

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”). Joy manufactures underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. It has facilities in Australia, South Africa, the United Kingdom, and the United States as well as sales offices and service facilities in China, India, Poland, and Russia. Joy products include: continuous miners; longwall shearers; powered roof supports; armored face conveyors; shuttle cars; flexible conveyor trains; complete longwall mining systems (consisting of powered roof supports, an armored face conveyor and a longwall shearer); and roof bolters. Joy also maintains a network of service and replacement parts distribution centers to rebuild and service equipment and to sell replacement parts in support of its installed base. P&H produces surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. P&H products include electric mining shovels and rotary blasthole drills and walking draglines for open-pit mining operations. P&H has facilities in Australia, Brazil, Canada, Chile, China, South Africa, and the United States, as well as sales offices in India, Mexico, Peru, Russia, the United Kingdom and Venezuela. P&H products are used in mining copper, coal, iron ore, oil sands, silver, gold, diamonds, phosphate, and other minerals and ores.

The linked share’s SEC file number is 1-9299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	$8.64	$6.11	$6.60
December 31, 2001	$8.04	$6.36	$7.47
March 29, 2002	$7.97	$6.16	$7.24
June 28, 2002	$7.95	$6.53	$7.71
September 30, 2002	$7.56	$3.65	$3.69
December 31, 2002	$5.44	$3.40	$5.00
March 31, 2003	$5.85	$4.41	$4.81
June 30, 2003	$7.29	$4.70	$6.57
September 30, 2003	$7.69	$6.13	$7.08
December 31, 2003	$11.97	$7.16	$11.62
March 31, 2004	$13.32	$11.00	$12.47
June 30, 2004	$13.56	$10.43	$13.31
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.85	$31.32	$37.57
December 29, 2006	$50.77	$35.59	$48.34
March 27, 2007*	$55.80	$40.36	$43.10

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $43.10

Protection level: 80.00%

Protection price: $34.48

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.201856

Coupon: 15.75% per annum

Maturity: September 28, 2007

Dividend yield: 1.22% per annum

Coupon amount per monthly: $13.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.875%		100.61%
+ 90%	7.875%		90.61%
+ 80%	7.875%		80.61%
+ 70%	7.875%		70.61%
+ 60%	7.875%		60.61%
+ 50%	7.875%		50.61%
+ 40%	7.875%		40.61%
+ 30%	7.875%		30.61%
+ 20%	7.875%		20.61%
+ 10%	7.875%		10.61%
+ 5%	7.875%		5.61%

0%	7.875%		0.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.875%	2.875%	-4.39%
- 10%	7.875%	-2.125%	-9.39%
- 20%	7.875%	-12.125%	-19.39%
- 30%	N/A	-22.125%	-29.39%
- 40%	N/A	-32.125%	-39.39%
- 50%	N/A	-42.125%	-49.39%
- 60%	N/A	-52.125%	-59.39%
- 70%	N/A	-62.125%	-69.39%
- 80%	N/A	-72.125%	-79.39%
- 90%	N/A	-82.125%	-89.39%
- 100%	N/A	-92.125%	-99.39%

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of steam and metallurgical grades, primarily of a low sulfur content, through its 22 processing and shipping centers, called “Resource Groups,” many of which receive coal from multiple coal mines. At January 31, 2007, the Company operated 33 underground mines and 11 surface mines in West Virginia, Kentucky and Virginia. The number of mines that the Company operates may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor. Utility and industrial clients primarily purchase its steam coal as fuel for power plants. Its metallurgical coal is used primarily to make coke for use in the manufacture of steel.

The linked share’s SEC file number is 1-7775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$24.97	$11.25	$23.92
June 29, 2001	$28.95	$17.40	$19.76
September 28, 2001	$20.56	$12.25	$14.65
December 31, 2001	$21.09	$14.26	$20.73
March 29, 2002	$22.41	$13.45	$16.90
June 28, 2002	$18.65	$12.26	$12.70
September 30, 2002	$12.78	$5.15	$6.45
December 31, 2002	$10.80	$4.55	$9.72
March 31, 2003	$10.85	$7.30	$9.40
June 30, 2003	$15.05	$9.15	$13.15
September 30, 2003	$14.20	$10.80	$13.30
December 31, 2003	$21.60	$13.25	$20.80
March 31, 2004	$24.40	$17.99	$22.07
June 30, 2004	$28.21	$20.83	$28.21
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 27, 2007*	$26.35	$21.57	$24.20

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $24.20

Protection level: 80.00%

Protection price: $19.36

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.322314

Coupon: 14.125% per annum

Maturity: September 28, 2007

Dividend yield: 0.66% per annum

Coupon amount per monthly: $11.77

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.063%		100.33%
+ 90%	7.063%		90.33%
+ 80%	7.063%		80.33%
+ 70%	7.063%		70.33%
+ 60%	7.063%		60.33%
+ 50%	7.063%		50.33%
+ 40%	7.063%		40.33%
+ 30%	7.063%		30.33%
+ 20%	7.063%		20.33%
+ 10%	7.063%		10.33%
+ 5%	7.063%		5.33%

0%	7.063%		0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.063%	2.063%	-4.67%
- 10%	7.063%	-2.937%	-9.67%
- 20%	7.063%	-12.937%	-19.67%
- 30%	N/A	-22.937%	-29.67%
- 40%	N/A	-32.937%	-39.67%
- 50%	N/A	-42.937%	-49.67%
- 60%	N/A	-52.937%	-59.67%
- 70%	N/A	-62.937%	-69.67%
- 80%	N/A	-72.937%	-79.67%
- 90%	N/A	-82.937%	-89.67%
- 100%	N/A	-92.937%	-99.67%

Nextflix, Inc.

According to publicly available information, Netflix, Inc. (the “Company”) is an online movie rental subscription service providing more than 6,300,000 subscribers access to a comprehensive library of more than 70,000 movie, television and other filmed entertainment titles. The Company offers a variety of subscription plans, starting at $4.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at the Company’s website aided by its proprietary recommendation service, receive them on DVD by U.S. mail and return them to the Company at their convenience using its prepaid mailers. After a DVD has been returned, the Company mails the next available DVD in a subscriber’s queue.

The linked share’s SEC file number is 000-49802.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	$8.70	$5.90	$7.00
September 30, 2002	$9.10	$4.83	$4.85
December 31, 2002	$6.50	$2.43	$5.51
March 31, 2003	$11.17	$5.34	$10.18
June 30, 2003	$13.18	$9.03	$12.78
September 30, 2003	$20.12	$11.28	$16.78
December 31, 2003	$30.50	$16.70	$27.35
March 31, 2004	$39.77	$26.90	$34.12
June 30, 2004	$38.62	$25.17	$36.00
September 30, 2004	$36.07	$13.85	$15.42
December 31, 2004	$19.60	$9.25	$12.33
March 31, 2005	$13.12	$8.91	$10.85
June 30, 2005	$19.27	$10.51	$16.41
September 30, 2005	$26.65	$16.00	$25.99
December 30, 2005	$30.25	$22.54	$27.06
March 31, 2006	$29.92	$23.09	$28.99
June 30, 2006	$33.12	$25.80	$27.21
September 29, 2006	$27.56	$18.12	$22.78
December 29, 2006	$30.00	$21.95	$25.86
March 27, 2007*	$26.80	$20.30	$23.58

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NFLX

Initial price: $23.58

Protection level: 75.00%

Protection price: $17.69

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.408821

Coupon: 15.25% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		100.00%
+ 90%	7.625%		90.00%
+ 80%	7.625%		80.00%
+ 70%	7.625%		70.00%
+ 60%	7.625%		60.00%
+ 50%	7.625%		50.00%
+ 40%	7.625%		40.00%
+ 30%	7.625%		30.00%
+ 20%	7.625%		20.00%
+ 10%	7.625%		10.00%
+ 5%	7.625%		5.00%

0%	7.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-5.00%
- 10%	7.625%	-2.375%	-10.00%
- 20%	7.625%	-12.375%	-20.00%
- 30%	N/A	-22.375%	-30.00%
- 40%	N/A	-32.375%	-40.00%
- 50%	N/A	-42.375%	-50.00%
- 60%	N/A	-52.375%	-60.00%
- 70%	N/A	-62.375%	-70.00%
- 80%	N/A	-72.375%	-80.00%
- 90%	N/A	-82.375%	-90.00%
- 100%	N/A	-92.375%	-100.00%

NutriSystem Inc.

According to publicly available information, NutriSystem Inc. (the “Company”) is a leading marketer and provider of a weight management system based on a portion-controlled, prepared meal program. Typically, its customers purchase monthly food packages containing a 28-day supply of breakfasts, lunches, dinners and desserts, which they supplement with fresh milk, fruit and vegetables. As part of its weight management program, the Company provides online and telephone counselling and support to its customers using its trained diet counsellors.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$1.31	$0.56	$0.66
June 29, 2001	$0.74	$0.28	$0.35
September 28, 2001	$0.52	$0.30	$0.33
December 31, 2001	$0.51	$0.30	$0.35
March 29, 2002	$0.91	$0.35	$0.88
June 28, 2002	$0.90	$0.70	$0.70
September 30, 2002	$0.90	$0.62	$0.63
December 31, 2002	$1.01	$0.25	$0.90
March 31, 2003	$0.95	$0.61	$0.61
June 30, 2003	$0.82	$0.51	$0.65
September 30, 2003	$1.50	$0.57	$1.18
December 31, 2003	$2.14	$1.16	$1.72
March 31, 2004	$4.01	$1.69	$3.93
June 30, 2004	$4.00	$1.65	$1.72
September 30, 2004	$1.98	$1.09	$1.42
December 31, 2004	$3.14	$1.42	$2.85
March 31, 2005	$6.71	$2.81	$6.30
June 30, 2005	$15.00	$6.00	$14.76
September 30, 2005	$25.25	$14.52	$25.02
December 30, 2005	$44.15	$25.30	$36.02
March 31, 2006	$50.00	$33.90	$47.52
June 30, 2006	$76.33	$44.14	$62.13
September 29, 2006	$68.11	$45.45	$62.29
December 29, 2006	$76.20	$58.45	$63.39
March 27, 2007*	$68.25	$40.82	$49.59

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NTRI

Initial price: $49.59

Protection level: 70.00%

Protection price: $34.71

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.165356

Coupon: 14.00% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	7.00%	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for all of the sales and the majority of the earnings in 2006, 2005 and 2004. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, rebar, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$11.89	$9.38	$10.02
June 29, 2001	$14.05	$9.62	$12.22
September 28, 2001	$13.29	$8.36	$9.93
December 31, 2001	$13.54	$8.95	$13.24
March 29, 2002	$16.59	$12.47	$16.06
June 28, 2002	$17.54	$14.26	$16.26
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 27, 2007*	$66.99	$53.20	$65.70

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $65.70

Protection level: 75.00%

Protection price: $49.28

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.220700

Coupon: 13.25% per annum

Maturity: September 28, 2007

Dividend yield: 3.27% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		101.64%
+ 90%	6.625%		91.64%
+ 80%	6.625%		81.64%
+ 70%	6.625%		71.64%
+ 60%	6.625%		61.64%
+ 50%	6.625%		51.64%
+ 40%	6.625%		41.64%
+ 30%	6.625%		31.64%
+ 20%	6.625%		21.64%
+ 10%	6.625%		11.64%
+ 5%	6.625%		6.64%

0%	6.625%		1.64%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-3.36%
- 10%	6.625%	-3.375%	-8.36%
- 20%	6.625%	-13.375%	-18.36%
- 30%	N/A	-23.375%	-28.36%
- 40%	N/A	-33.375%	-38.36%
- 50%	N/A	-43.375%	-48.36%
- 60%	N/A	-53.375%	-58.36%
- 70%	N/A	-63.375%	-68.36%
- 80%	N/A	-73.375%	-78.36%
- 90%	N/A	-83.375%	-88.36%
- 100%	N/A	-93.375%	-98.36%

Reliance Steel & Aluminum Co.

According to publicly available information, Reliance Steel & Aluminum Co. (the “Company”) is a metals service center companies in the United States. Metals service centers acquire products from primary metals producers and then process carbon steel, aluminum, stainless steel and other metals to meet customer specifications. The Company’s network of 27 divisions, 25 operating subsidiaries and a 70%-owned company operates more than 180 locations in 37 states, Belgium, Canada, China and South Korea. Through this network, the Company provides metals processing services and distribute a full line of more than 100,000 metal products, including alloy, aluminum, brass, copper, carbon steel, titanium, stainless steel and specialty steel products, to more than 125,000 customers in a broad range of industries.

The linked share’s SEC file number is 001-13122.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$15.38	$10.58	$11.73
June 29, 2001	$14.98	$10.88	$12.63
September 28, 2001	$14.16	$10.25	$11.88
December 31, 2001	$13.65	$11.00	$13.13
March 29, 2002	$13.93	$12.00	$13.80
June 28, 2002	$17.13	$13.75	$15.25
September 30, 2002	$16.00	$10.78	$10.93
December 31, 2002	$11.79	$9.50	$10.42
March 31, 2003	$10.68	$6.58	$7.55
June 30, 2003	$10.73	$7.31	$10.35
September 30, 2003	$11.90	$9.85	$11.10
December 31, 2003	$17.50	$11.06	$16.61
March 31, 2004	$18.06	$13.59	$17.58
June 30, 2004	$20.30	$15.88	$20.16
September 30, 2004	$21.38	$18.08	$19.85
December 31, 2004	$20.95	$16.54	$19.48
March 31, 2005	$23.77	$17.91	$20.01
June 30, 2005	$22.08	$17.30	$18.54
September 30, 2005	$26.60	$18.23	$26.47
December 30, 2005	$33.63	$23.59	$30.56
March 31, 2006	$47.55	$30.66	$46.96
June 30, 2006	$49.75	$33.09	$41.48
September 29, 2006	$42.18	$28.48	$32.14
December 29, 2006	$40.82	$30.40	$39.38
March 27, 2007*	$46.91	$37.69	$46.05

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RS

Initial price: $46.05

Protection level: 80.00%

Protection price: $36.84

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.715527

Coupon: 11.50% per annum

Maturity: September 28, 2007

Dividend yield: 0.54% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.27%
+ 90%	5.75%		90.27%
+ 80%	5.75%		80.27%
+ 70%	5.75%		70.27%
+ 60%	5.75%		60.27%
+ 50%	5.75%		50.27%
+ 40%	5.75%		40.27%
+ 30%	5.75%		30.27%
+ 20%	5.75%		20.27%
+ 10%	5.75%		10.27%
+ 5%	5.75%		5.27%

0%	5.75%		0.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.73%
- 10%	5.75%	-4.25%	-9.73%
- 20%	5.75%	-14.25%	-19.73%
- 30%	N/A	-24.25%	-29.73%
- 40%	N/A	-34.25%	-39.73%
- 50%	N/A	-44.25%	-49.73%
- 60%	N/A	-54.25%	-59.73%
- 70%	N/A	-64.25%	-69.73%
- 80%	N/A	-74.25%	-79.73%
- 90%	N/A	-84.25%	-89.73%
- 100%	N/A	-94.25%	-99.73%

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) designs, develops, markets and manufactures products and solutions in a variety of form factors using flash memory, controller, and firmware technologies. The Company sources the vast majority of their flash memory supply through its venture relationships with Toshiba that provide the Company with leading edge and low cost memory wafers. Its products are used in a wide range of consumer electronics devices such as digital cameras, mobile phones, Universal Serial Bus drives, or USB drives, gaming consoles, MP3 players and other digital devices. The Company’s products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. On November 19, 2006, the Company closed the acquisition of msystems, Ltd., or msystems, an Israeli-based semiconductor company with a broad embedded NAND product portfolio, deep firmware expertise, and extensive OEM relationships.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$24.34	$9.31	$10.19
June 29, 2001	$15.00	$8.63	$13.95
September 28, 2001	$13.97	$4.31	$4.93
December 31, 2001	$9.15	$4.53	$7.20
March 29, 2002	$11.11	$6.22	$10.85
June 28, 2002	$11.70	$4.80	$6.20
September 30, 2002	$9.05	$5.53	$6.56
December 31, 2002	$14.60	$6.00	$10.15
March 31, 2003	$12.20	$7.39	$8.41
June 30, 2003	$21.10	$8.21	$20.29
September 30, 2003	$34.08	$19.75	$31.86
December 31, 2003	$43.15	$26.60	$30.60
March 31, 2004	$36.35	$23.49	$28.36
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.28	$29.12
December 31, 2004	$31.96	$19.66	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.55	$23.73
September 30, 2005	$48.58	$23.41	$48.24
December 30, 2005	$65.49	$45.65	$62.82
March 31, 2006	$79.80	$52.15	$57.52
June 30, 2006	$66.20	$49.16	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 27, 2007*	$46.24	$35.82	$44.80

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $44.80

Protection level: 80.00%

Protection price: $35.84

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.321429

Coupon: 15.375% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.81

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.688%		100.00%
+ 90%	7.688%		90.00%
+ 80%	7.688%		80.00%
+ 70%	7.688%		70.00%
+ 60%	7.688%		60.00%
+ 50%	7.688%		50.00%
+ 40%	7.688%		40.00%
+ 30%	7.688%		30.00%
+ 20%	7.688%		20.00%
+ 10%	7.688%		10.00%
+ 5%	7.688%		5.00%

0%	7.688%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.688%	2.688%	-5.00%
- 10%	7.688%	-2.312%	-10.00%
- 20%	7.688%	-12.312%	-20.00%
- 30%	N/A	-22.312%	-30.00%
- 40%	N/A	-32.312%	-40.00%
- 50%	N/A	-42.312%	-50.00%
- 60%	N/A	-52.312%	-60.00%
- 70%	N/A	-62.312%	-70.00%
- 80%	N/A	-72.312%	-80.00%
- 90%	N/A	-82.312%	-90.00%
- 100%	N/A	-92.312%	-100.00%

SunPower Corporation – Class A

According to publicly available information, SunPower Corporation (the “Company”) designs, develops, manufactures and markets solar electric power products, or solar power products based on its proprietary processes and technologies. The Company has spent more than 15 years developing high performance solar cells, which are semiconductor devices that directly convert sunlight into electricity.

The Company offers solar power products including solar cells, solar panels and inverters which convert sunlight to electricity compatible with the utility network. Its initial solar sales efforts have been focused on residential and commercial applications. The Company sells its products in many countries, principally in regions where government incentives have accelerated solar power adoption.

On January 10, 2007, the Company completed the previously announced acquisition of PowerLight Corporation, a global provider of large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	$34.75	$18.00	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.75	$27.74
December 29, 2006	$40.00	$26.35	$37.17
March 27, 2007*	$47.98	$35.40	$45.12

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWR

Initial price: $45.12

Protection level: 70.00%

Protection price: $31.58

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.163121

Coupon: 16.25% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.125%		100.00%
+ 90%	8.125%		90.00%
+ 80%	8.125%		80.00%
+ 70%	8.125%		70.00%
+ 60%	8.125%		60.00%
+ 50%	8.125%		50.00%
+ 40%	8.125%		40.00%
+ 30%	8.125%		30.00%
+ 20%	8.125%		20.00%
+ 10%	8.125%		10.00%
+ 5%	8.125%		5.00%

0%	8.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.125%	3.125%	-5.00%
- 10%	8.125%	-1.875%	-10.00%
- 20%	8.125%	-11.875%	-20.00%
- 30%	8.125%	-21.875%	-30.00%
- 40%	N/A	-31.875%	-40.00%
- 50%	N/A	-41.875%	-50.00%
- 60%	N/A	-51.875%	-60.00%
- 70%	N/A	-61.875%	-70.00%
- 80%	N/A	-71.875%	-80.00%
- 90%	N/A	-81.875%	-90.00%
- 100%	N/A	-91.875%	-100.00%

Steel Dynamics, Inc.

According to publicly available information, Steel Dynamics, Inc. (the “Company”) is one of the largest steel producers in the United States based on an estimated annual steelmaking capability of approximately 5.2 million tons, with actual 2006 shipments from steel operations totaling 4.8 million tons. The company’s 2006 consolidated shipments, excluding shipments between its operating divisions, totaled 4.7 million tons. During 2006, its net sales were $3.2 billion. Prior to April 2006, the Company’s operations consisted of two reporting segments: steel operations and steel scrap substitute operations. However, on April 11, 2006, the Company consummated the acquisition of Roanoke Electric Steel Corporation and thereby acquired three additional joist fabrication facilities, which when added to its two existing New Millennium Building Systems joist and deck fabrication facilities, now constitutes its third reporting segment: steel fabrication.

The linked share’s SEC file number is 0-21719.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$6.63	$5.00	$5.56
June 29, 2001	$7.48	$5.34	$6.25
September 28, 2001	$7.48	$4.47	$4.95
December 31, 2001	$6.02	$4.50	$5.81
March 29, 2002	$8.45	$5.70	$8.21
June 28, 2002	$9.65	$7.63	$8.24
September 30, 2002	$9.20	$5.31	$6.55
December 31, 2002	$7.35	$5.90	$6.02
March 31, 2003	$6.70	$4.88	$5.86
June 30, 2003	$7.29	$5.55	$6.90
September 30, 2003	$8.23	$6.67	$7.61
December 31, 2003	$12.07	$7.60	$11.50
March 31, 2004	$12.94	$10.43	$12.39
June 30, 2004	$14.55	$10.39	$14.32
September 30, 2004	$19.69	$13.97	$19.31
December 31, 2004	$21.22	$14.70	$18.94
March 31, 2005	$23.20	$16.43	$17.23
June 30, 2005	$17.53	$12.52	$13.13
September 30, 2005	$17.71	$13.07	$16.98
December 30, 2005	$18.36	$13.32	$17.76
March 31, 2006	$29.63	$17.50	$28.37
June 30, 2006	$34.98	$24.34	$32.87
September 29, 2006	$33.50	$22.58	$25.23
December 29, 2006	$35.90	$23.89	$32.45
March 27, 2007*	$42.80	$30.85	$41.54

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STLD

Initial price: $41.54

Protection level: 75.00%

Protection price: $31.16

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.073182

Coupon: 12.00% per annum

Maturity: September 28, 2007

Dividend yield: 1.20% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.60%
+ 90%	6.00%		90.60%
+ 80%	6.00%		80.60%
+ 70%	6.00%		70.60%
+ 60%	6.00%		60.60%
+ 50%	6.00%		50.60%
+ 40%	6.00%		40.60%
+ 30%	6.00%		30.60%
+ 20%	6.00%		20.60%
+ 10%	6.00%		10.60%
+ 5%	6.00%		5.60%

0%	6.00%		0.60%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.40%
- 10%	6.00%	-4.00%	-9.40%
- 20%	6.00%	-14.00%	-19.40%
- 30%	N/A	-24.00%	-29.40%
- 40%	N/A	-34.00%	-39.40%
- 50%	N/A	-44.00%	-49.40%
- 60%	N/A	-54.00%	-59.40%
- 70%	N/A	-64.00%	-69.40%
- 80%	N/A	-74.00%	-79.40%
- 90%	N/A	-84.00%	-89.40%
- 100%	N/A	-94.00%	-99.40%

ValueClick, Inc.

According to publicly available information, ValueClick, Inc. (the “Company”) is an online marketing services company. It sells targeted and measurable online advertising campaigns and programs for advertisers and advertising agency customers, generating qualified customer leads, online sales and increased brand recognition on their behalf with large numbers of online consumers.

The Company derives its revenue from four business segments: Media, Affiliate Marketing, Comparison Shopping and Technology. The Media segment provides a comprehensive suite of online marketing services and tailored programs that help marketers create and increase awareness for their products and brands, attract visitors and generate leads and sales through the Internet. Through the combination of: a large-scale pay-for-performance model built on its proprietary technology platforms; marketing expertise; and a large, quality advertising network, the Affiliate Marketing business enables an advertiser to develop its own fully-commissioned online sales force comprised of third-party affiliate publishers. The Company’s online comparison shopping service, consisting primarily of its Pricerunner destination websites, enables consumers to research and compare products from among thousands of online and/or offline merchants using its proprietary technology. The Technology segment provides advertisers, advertising agencies, website publishers, and other companies with the tools they need to effectively manage both their business operations and marketing programs.

The linked share’s SEC file number is 000-30135.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$5.88	$3.03	$3.19
June 29, 2001	$3.74	$2.58	$3.20
September 28, 2001	$3.03	$1.95	$2.06
December 31, 2001	$2.93	$1.87	$2.86
March 29, 2002	$3.19	$2.25	$2.64
June 28, 2002	$3.36	$2.50	$3.24
September 30, 2002	$3.23	$2.07	$2.18
December 31, 2002	$2.94	$1.99	$2.79
March 31, 2003	$3.26	$2.61	$3.03
June 30, 2003	$6.54	$3.03	$6.06
September 30, 2003	$10.00	$5.78	$8.40
December 31, 2003	$11.12	$7.12	$9.07
March 31, 2004	$12.67	$9.11	$10.80
June 30, 2004	$12.75	$9.30	$11.98
September 30, 2004	$12.35	$6.31	$9.44
December 31, 2004	$14.08	$8.78	$13.33
March 31, 2005	$14.65	$10.42	$10.61
June 30, 2005	$12.49	$9.01	$12.33
September 30, 2005	$17.64	$12.03	$17.09
December 30, 2005	$20.26	$15.26	$18.11
March 31, 2006	$20.98	$15.46	$16.92
June 30, 2006	$18.65	$13.22	$15.35
September 29, 2006	$18.86	$13.15	$18.54
December 29, 2006	$25.47	$17.30	$23.63
March 27, 2007*	$29.33	$22.61	$26.44

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VCLK

Initial price: $26.44

Protection level: 75.00%

Protection price: $19.83

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.821483

Coupon: 12.25% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%

0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products. As of September 24, 2006, the Company operated 186 stores organized into 11 geographic operating regions, each with its own leadership team: 177 stores in 31 U.S. states and the District of Columbia; three stores in Canada; and six stores in the United Kingdom.

The Company was founded in 1978 and is based in Austin, Texas and conducts business through various wholly-owned subsidiaries. The Company and its subsidiaries operate in one reportable segment, natural and organic foods supermarkets.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$15.34	$10.00	$10.53
June 29, 2001	$14.71	$9.73	$13.55
September 28, 2001	$17.94	$12.75	$15.71
December 31, 2001	$23.25	$14.82	$21.78
March 29, 2002	$23.75	$18.75	$22.85
June 28, 2002	$25.59	$20.71	$24.11
September 30, 2002	$24.80	$17.74	$21.42
December 31, 2002	$27.30	$20.26	$26.37
March 31, 2003	$29.09	$22.39	$27.82
June 30, 2003	$31.12	$23.27	$23.77
September 30, 2003	$28.12	$22.89	$27.60
December 31, 2003	$33.82	$27.60	$33.57
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.74	$39.52	$47.68
March 31, 2005	$53.39	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.11
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.90	$61.30	$77.39
March 31, 2006	$78.27	$58.87	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.91	$59.43
December 29, 2006	$66.25	$45.56	$46.93
March 27, 2007*	$52.43	$42.13	$44.94

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $44.94

Protection level: 80.00%

Protection price: $35.95

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.251891

Coupon: 11.50% per annum

Maturity: September 28, 2007

Dividend yield: 1.40% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.70%
+ 90%	5.75%		90.70%
+ 80%	5.75%		80.70%
+ 70%	5.75%		70.70%
+ 60%	5.75%		60.70%
+ 50%	5.75%		50.70%
+ 40%	5.75%		40.70%
+ 30%	5.75%		30.70%
+ 20%	5.75%		20.70%
+ 10%	5.75%		10.70%
+ 5%	5.75%		5.70%

0%	5.75%		0.70%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.30%
- 10%	5.75%	-4.25%	-9.30%
- 20%	5.75%	-14.25%	-19.30%
- 30%	N/A	-24.25%	-29.30%
- 40%	N/A	-34.25%	-39.30%
- 50%	N/A	-44.25%	-49.30%
- 60%	N/A	-54.25%	-59.30%
- 70%	N/A	-64.25%	-69.30%
- 80%	N/A	-74.25%	-79.30%
- 90%	N/A	-84.25%	-89.30%
- 100%	N/A	-94.25%	-99.30%

Weatherford International Ltd.

According to publicly available information, Weatherford International Ltd. (the “Company”) is a provider of equipment and services used for the drilling, evaluation, completion, production and intervention of oil and natural gas wells. The Company was originally incorporated in Delaware in 1972, and as a result of corporate reorganization in 2002, is now incorporated in Bermuda. Many of the Company’s businesses, including those of Weatherford Enterra, have been operating for more than 50 years.

The Company operates in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world.

In 2006, the Company conducted its operations through two principal operating divisions. The Evaluation, Drilling & Intervention Services division provides performance drilling and evaluation services, well construction, drilling tools and intervention services. In addition, this division provides light, medium and heavy duty land drilling rigs, drilling and maintenance crews, supervisory personnel and camp and catering services. The Completion & Production Systems division provides conventional and intelligent completion systems, all forms of artificial lift systems, injection services, fracturing technologies, production optimization, well services and pipeline services. In addition, this division provides a variety of pumping systems for the energy, industrial, chemical and municipal markets.

The linked share’s SEC file number is 001-31339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$29.48	$21.16	$24.68
June 29, 2001	$30.18	$22.20	$24.00
September 28, 2001	$24.08	$11.36	$12.76
December 31, 2001	$19.58	$12.11	$18.63
March 29, 2002	$24.90	$16.28	$23.82
June 28, 2002	$27.13	$21.37	$21.60
September 30, 2002	$22.60	$16.55	$18.57
December 31, 2002	$21.85	$17.43	$19.97
March 31, 2003	$21.29	$17.53	$18.89
June 30, 2003	$23.49	$18.54	$20.95
September 30, 2003	$20.82	$17.58	$18.89
December 31, 2003	$19.50	$15.65	$18.00
March 31, 2004	$23.55	$17.91	$21.02
June 30, 2004	$22.99	$19.84	$22.49
September 30, 2004	$25.77	$21.67	$25.51
December 31, 2004	$27.62	$24.33	$25.65
March 31, 2005	$30.66	$24.25	$28.97
June 30, 2005	$30.23	$23.82	$28.99
September 30, 2005	$35.68	$28.58	$34.33
December 30, 2005	$37.94	$28.50	$36.20
March 31, 2006	$46.19	$36.50	$45.75
June 30, 2006	$58.73	$44.26	$49.62
September 29, 2006	$51.70	$37.08	$41.72
December 29, 2006	$47.05	$38.25	$41.79
March 27, 2007*	$46.89	$36.23	$46.23

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFT

Initial price: $46.23

Protection level: 80.00%

Protection price: $36.98

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.630976

Coupon: 9.60% per annum

Maturity: September 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.80%		100.00%
+ 90%	4.80%		90.00%
+ 80%	4.80%		80.00%
+ 70%	4.80%		70.00%
+ 60%	4.80%		60.00%
+ 50%	4.80%		50.00%
+ 40%	4.80%		40.00%
+ 30%	4.80%		30.00%
+ 20%	4.80%		20.00%
+ 10%	4.80%		10.00%
+ 5%	4.80%		5.00%

0%	4.800%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.80%	-0.20%	-5.00%
- 10%	4.80%	-5.20%	-10.00%
- 20%	4.80%	-15.20%	-20.00%
- 30%	N/A	-25.20%	-30.00%
- 40%	N/A	-35.20%	-40.00%
- 50%	N/A	-45.20%	-50.00%
- 60%	N/A	-55.20%	-60.00%
- 70%	N/A	-65.20%	-70.00%
- 80%	N/A	-75.20%	-80.00%
- 90%	N/A	-85.20%	-90.00%
- 100%	N/A	-95.20%	-100.00%